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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 File No. 33-65189, No. 333-03291, No. 333-15665, No. 333-53151 and No.
333-63051) pertaining to the various employee and director stock option plans and agreements of CT Holdings, Inc. of our report dated June 2, 2000, with respect to the consolidated financial statements of CT Holdings, Inc. included in the Annual Report (Form 10-KSB) for the year ended February 29, 2000.

/s/ Ernst & Young LLP
Dallas, Texas
June 2, 2000